FAIRBANKS CAPITAL CORP.

As of and for the year ended June 30, 1999, Fairbanks Capital Corp. has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers. As of and for this same period, Fairbanks Capital Corp. had in effect a fidelity bond and errors and omissions policy in the amount of $2,500,000.



                                   August 26, 1999


                                   /s/ Mark S. Finston
                                   ------------------------------
                                   Mark S. Finston
                                   President


                                   /s/ Kim A. Stevenson
                                   ------------------------------
                                   Kim A. Stevenson
                                   Vice President


                                   /s/ Lee Ervin
                                   ------------------------------
                                   Lee Ervin
                                   Senior Operations Manager